Exhibit 99.1

February 4, 2004

Contact: Bill Smith
Chief Financial Officer
(509) 835 2811

Metropolitan Mortgage Announces Formation of Reorganization Committee,
Appointment of Chief Restructuring Officer and Resignation of Directors

Spokane, Washington—February 23, 2004—Metropolitan Mortgage & Securities Co., Inc., today announced the formation of a Reorganization Committee charged with the task of overseeing the reorganization of the company. Both Metropolitan Mortgage and its affiliate, Summit Securities, Inc., filed for relief under Chapter 11 of the U.S. Bankruptcy Code on February 4, 2004.

Members of the Reorganization Committee will include William Smith, President of Summit and Chief Financial Officer for both Summit and Metropolitan; Metropolitan Mortgage legal counsel, Michael Agostinelli and Lynn Ciani; Dale Whitney, President of separate affiliated insurance companies Western United Life Assurance Company, Old Standard Life Insurance Company and Old West Annuity & Life Insurance Company; and William S. Romney, of Alvarez & Marsal, who, Smith announced, will be the new Chief Restructuring Officer (“CRO”) for Metropolitan Mortgage, subject to Bankruptcy Court approval of that appointment.

“Our actions today are the result of extensive consultations and cooperation with the company’s creditors,” said Smith, “and by taking these steps, we believe we are moving forward in our efforts to successfully emerge from Chapter 11 and provide the maximum value to those creditors.”

Smith reported that Romney is a senior director at Alvarez & Marsal, one of the world’s premier corporate restructuring, crisis management and creditor advisory firms. The appointment was the culmination of a nationwide search conducted by certain directors and officers of Metropolitan Mortgage which began in January 2004.

Romney has over 20 years of financial restructuring experience, including numerous financings for public and private companies in the United States, Mexico and South America. Smith said he will continue to serve as Metropolitan Mortgage’s Chief Financial Officer and as President and Chief Financial Officer of Summit Securities, Inc.

In light of the actions taken today and to permit the company to reorganize for the benefit of the company’s creditors, each member of the Metropolitan Mortgage Board of Directors has agreed to resign. The director’s resignations will be effective upon Bankruptcy court approval of the appointment of Mr. Romney to the position of CRO.

In addition, Metropolitan Mortgage reported that Irv Marcus, Metropolitan Mortgage Chairman, President and CEO, and Steve Corker, Metropolitan Chief Administrative Officer, have resigned from those positions with Metropolitan Mortgage, which positions they accepted on January 27, 2004, in order to allow the Reorganization Committee and CRO to undertake the reorganization of the company. By resigning those positions, both Mr. Marcus and Mr. Corker will forgo their future salary, effective today.

Metropolitan Mortgage also reported that Irv Marcus has further resigned as Chairman of the Board and as a director of Metropolitan Mortgage and all its subsidiaries for which Mr. Marcus served as a director, including Metropolitan Mortgage’s insurance subsidiary, effective today.

Smith also reported that attorneys for the two affiliated companies today filed an amended notice of their intent to compensate insiders with the U.S. Bankruptcy Court for Eastern Washington which supplemented the previously filed notice.

This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and the actual results could differ materially as a result of known and unknown risks and uncertainties, including: various regulatory issues, the outcome of the Chapter 11 process including the necessity of the Bankruptcy Court approving the appointment of the CRO, current and future litigation concerning the company, the outcome of discussions with the company’s creditors, general economic conditions, future trends and other risks, uncertainties and factors disclosed in the company’s filings with the Securities and Exchange Commission. Finally, there may be other results not mentioned above or included in the company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statement. The company assume no obligation to update any forward-looking statement as a result of new information or developments, except as may be required by securities laws.

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